Subject to completion, as filed with the Securities and Exchange Commission on May 26, 2006
Registration No. 333-132073

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 4
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VALOR COMMUNICATIONS GROUP, INC.
(To be renamed “Windstream Corporation”)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4813	20-0792300
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
201 E. John Carpenter Freeway, Suite 200
Irving, Texas 75062
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
William M. Ojile, Jr., Esq.
Senior Vice President,
Chief Legal Officer and Secretary
Valor Communications Group, Inc.
201 E. John Carpenter Freeway, Suite 200
Irving, Texas 75062
(972) 373-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
COPIES TO:

Joshua N. Korff, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, NY 10022 Tel. (212) 446-4800 Fax (212) 446-4900	Richard N. Massey, Esq. Executive Vice President and Secretary Alltel Corporation One Allied Drive Little Rock, Arkansas 72202 Tel. (501) 905-0625 Fax (501) 905-0962	John P. Fletcher, Esq. Executive Vice President and General Counsel Alltel Holding Corp. 4001 Rodney Parham Road Little Rock, AR 72212 Tel. (501) 748-7900 Fax (501) 748-7400	Daniel L. Heard, Esq. Kutak Rock LLP 425 W. Capitol Avenue Suite 1100 Little Rock, AR 72201 Tel. (501) 975-3000 Fax (501) 975-3001
     Approximate date of commencement of proposed sale to public: As soon as practicable following the effective date of this Registration Statement and the date on which all other conditions to the merger of Alltel Holding Corp. with and into Valor Communications Group, Inc. pursuant to the merger agreement described in the enclosed document have been satisfied or waived.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share	Offering Price(2)	Fee(3)

Common Stock, par value $.0001 per share	404,651,478	N/A	$3,500,235,284.70	$374,525.18

(1)	This Registration Statement relates to shares of common stock, par value $0.0001 per share, of Valor Communications Group, Inc. issuable to holders of common stock, par value $0.01, of Alltel Holding Corp. (“Spinco”) pursuant to the proposed merger of Spinco with and into Valor. The amount of Valor common stock to be registered represents the maximum number of shares of common stock that Valor will issue to holders of common stock of Spinco upon consummation of the merger based on a formula set forth in the merger agreement, which requires that Valor issue a number of shares of its common stock equal to the aggregate number of shares of Valor common stock issued and outstanding, on a fully diluted basis, as of the effective time of the merger, multiplied by 5.667. Because it is not possible to accurately state the number of shares of Valor common stock that will be outstanding as of the effective time of the merger, this calculation is based on 71,096,887 shares of Valor common stock outstanding as of April 28, 2006, plus 307,997 shares of common stock that remain available for issuance under Valor’s 2005 Long-Term Incentive Plan (which represents all the shares that may be issued under any Valor equity incentive plan). Other than grants of equity incentive awards in the ordinary course of business, Valor has no plans to issue any shares of common stock prior to the effective time of the merger.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act, based on the book value (computed as of March 31, 2006, the most recent date for which such information is available) of the common stock of Spinco to be exchanged in the merger.

(3)	Computed in accordance with Rule 457(f) and Section 6(b) under the Securities Act of 1933 by multiplying (A) the proposed maximum aggregate offering price for all securities to be registered by (B) 0.000107. Filing fee has been previously paid by the registrant.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
EXPLANATORY NOTE
     This Registration Statement relates to shares of common stock, par value $0.0001 per share, of Valor Communications Group, Inc. (“Valor”) issuable pursuant to the proposed merger of Alltel Holding Corp. (“Spinco”) with and into Valor. In addition, Spinco has filed a Registration Statement on Form S-1 (Reg. No. 333-133753) to register shares of its common stock, par value $0.01 per share, which will be distributed pursuant to a spin-off transaction to a third-party exchange agent for the benefit of Alltel Corporation (“Alltel”) stockholders and which will be immediately converted into that number of shares of common stock of Valor that Alltel stockholders will be entitled to receive pursuant to the proposed merger of Spinco with and into Valor.
     This Amendment No. 4 to Valor’s Registration Statement is being filed solely to include the discussion set forth above in this Explanatory Note and to file certain exhibits. No changes have been made to Part I of Valor’s Registration Statement or other sections of Part II. Accordingly, they have been omitted from this filing.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statements

2.1	Agreement and Plan of Merger, dated as of December 8, 2005, by and among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc. (included as Annex A-1 to the proxy statement/ prospectus-information statement forming a part of this registration statement). Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules, exhibits and similar attachments to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the assets of the business being acquired and the representations and warranties made by the parties to the Agreement. The Registrant agrees to furnish supplementally any omitted schedule, exhibit or similar attachment to the SEC upon request.

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated May 18, 2006, by and among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc. (included as Annex A-2 to the proxy statement/ prospectus-information statement forming a part of this registration statement)

2.3	List of exhibits and schedules to Agreement and Plan of Merger*

3.1	Form of Amended and Restated Certificate of Incorporation of Windstream (attached as Annex E to the proxy statement/prospectus-information statement which is a part of this Registration Statement)

3.2	Form of Amended and Restated Bylaws of Windstream (attached as Annex F to the proxy statement/prospectus-information statement which is a part of this Registration Statement)

4.1	Form of First Amendment to Securityholders’ Agreement by and among Valor Communications Group, Inc., Welsh, Carson, Anderson & Stowe and certain individuals affiliated therewith, Vestar Capital Partners and individuals affiliated therewith, and certain of other stockholders of Valor*

5.1	Opinion of Kirkland & Ellis LLP as to the legality of the securities to be issued*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain Federal income tax matters*

8.2	Opinion of Kirkland & Ellis LLP regarding certain Federal income tax matters*

10.1	Distribution Agreement, dated as of December 8, 2005, between Alltel Corporation and Alltel Holding Corp. (attached as Annex B to the proxy statement/ prospectus-information statement which is a part of this Registration Statement)

10.2	Employee Benefits Agreement, dated as of December 8, 2005, between Alltel Corporation and Alltel Holding Corp.*

10.3	Form of Tax Sharing Agreement among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc.*

10.4	Form of Transition Services Agreement among Alltel Corporation and Alltel Holding Corp.*

10.5	Form of Reverse Transition Services Agreement between Alltel Corporation and Alltel Holding Corp.*

10.6	Commitment Letter, dated December 8, 2005, among Alltel Corporation and J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Capital Corporation*

10.7	Amendment to Commitment Letter, dated April 12, 2006, among Alltel Corporation and J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Capital Corporation*

10.8	Consulting Agreement, dated as of May 1, 2006, between John J. Mueller and Alltel Holding Corp.*

10.9	Employment Offer Letter between Grant Raney and Alltel Holding Corp. dated as of February 15, 2006*

10.10	Employment Offer Letter between Cindy Nash and Alltel Holding Corp. dated as of February 15, 2006*

21.1	Subsidiaries of the Registrant*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of the wireline division of Alltel Corporation*

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Valor Communications Group, Inc.*

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)*

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)*

23.5	Consent of Kirkland & Ellis LLP (included in Exhibit 8.2)*

24.1	Powers of Attorney*

99.1	Voting Agreement, dated as of December 8, 2005, between Alltel Holding Corp. and certain stockholders of Valor Communications Group, Inc. named therein. (included as Annex C to the proxy statement/ prospectus-information statement forming a part of this registration statement)

99.2	Form of Proxy Card of Valor Communications Group, Inc.*

99.3	Consent of Wachovia Securities*

99.4	Consent of Bear, Stearns & Co. Inc.*

99.5	Opinion of Duff & Phelps, LLC as to the solvency and adequacy of capitalization of Windstream Corporation*

99.6	Consent of Duff & Phelps, LLC*

99.7	Rule 438 Consent of Francis X. Frantz

99.8	Rule 438 Consent of Jeffery R. Gardner

99.9	Rule 438 Consent of Dennis E. Foster

99.10	Rule 438 Consent of William A. Montgomery

99.11	Rule 438 Consent of Jeffrey T. Hinson

99.12	Rule 438 Consent of Judy K. Jones

99.13	Rule 438 Consent of Frank E. Reed

*	Previously filed.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 26th day of May, 2006.

VALOR COMMUNICATIONS GROUP, INC.

/s/ John J. Mueller

Name: John J. Mueller

Title:	President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on May 26, 2006.

Signature	Title

/s/ John J. Mueller John J. Mueller	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Jerry E. Vaughn Jerry E. Vaughn	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Randal S. Dumas Randal S. Dumas	Vice President — Accounting and Controller (Principal Accounting Officer)

/s/ Anthony J. de Nicola* Anthony J. de Nicola	Chairman and Director

/s/ Kenneth R. Cole* Kenneth R. Cole	Vice Chairman and Director

/s/ Sanjay Swani* Sanjay Swani	Director

/s/ Norman W. Alpert* Norman W. Alpert	Director

/s/ Stephen Brodeur* Stephen Brodeur	Director

/s/ Edward L. Lujan* Edward L. Lujan	Director

/s/ M. Ann Padilla M. Ann Padilla	Director

/s/ Frederico Pena* Frederico Pena	Director

/s/ Edward J. Heffernan* Edward J. Heffernan	Director

/s/ Michael Donovan* Michael Donovan	Director

*By:	/s/ William M. Ojile, Jr.

(William M. Ojile, Jr.)
Attorney-in Fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of December 8, 2005, by and among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc. (included as Annex A-1 to the proxy statement/ prospectus-information statement forming a part of this registration statement). Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules, exhibits and similar attachments to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the assets of the business being acquired and the representations and warranties made by the parties to the Agreement. The Registrant agrees to furnish supplementally any omitted schedule, exhibit or similar attachment to the SEC upon request.

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated May 18, 2006, by and among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc. (included as Annex A-2 to the proxy statement/ prospectus-information statement forming a part of this registration statement)

2.3	List of exhibits and schedules to Agreement and Plan of Merger*

3.1	Form of Amended and Restated Certificate of Incorporation of Windstream (attached as Annex E to the proxy statement/ prospectus-information statement which is a part of this Registration Statement)

3.2	Form of Amended and Restated Bylaws of Windstream (attached as Annex F to the proxy statement/ prospectus-information statement which is a part of this Registration Statement)

4.1	Form of First Amendment to Securityholders’ Agreement by and among Valor Communications Group, Inc., Welsh, Carson, Anderson & Stowe and certain individuals affiliated therewith, Vestar Capital Partners and individuals affiliated therewith, and certain of other stockholders of Valor*

5.1	Opinion of Kirkland & Ellis LLP as to the legality of the securities to be issued*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain Federal income tax matters*

8.2	Opinion of Kirkland & Ellis LLP regarding certain Federal income tax matters*

10.1	Distribution Agreement, dated as of December 8, 2005, between Alltel Corporation and Alltel Holding Corp. (attached as Annex B to the proxy statement/ prospectus-information statement which is a part of this Registration Statement)

10.2	Employee Benefits Agreement, dated as of December 8, 2005, between Alltel Corporation and Alltel Holding Corp.*

10.3	Form of Tax Sharing Agreement among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc.*

10.4	Form of Transition Services Agreement between Alltel Corporation and Alltel Holding Corp.*

10.5	Form of Reverse Transition Services Agreement between Alltel Corporation and Alltel Holding Corp.*

10.6	Commitment Letter, dated December 8, 2005, among Alltel Corporation and J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Capital Corporation*

10.7	Amendment to Commitment Letter, dated April 12, 2006, among Alltel Corporation and J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Capital Corporation*

10.8	Consulting Agreement, dated as of May 1, 2006, between John J. Mueller and Alltel Holding Corp.*
10.9	Employment Offer Letter between Grant Raney and Alltel Holding Corp. dated as of February 15, 2006*

10.10	Employment Offer Letter between Cindy Nash and Alltel Holding Corp. dated as of February 15, 2006*

21.1	Subsidiaries of the Registrant*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of the wireline division of Alltel Corporation*

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Valor Communications Group, Inc.*

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)*

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)*

23.5	Consent of Kirkland & Ellis LLP (included in Exhibit 8.2)*

24.1	Powers of Attorney*

99.1	Voting Agreement, dated as of December 8, 2005, between Alltel Holding Corp. and certain stockholders of Valor Communications Group, Inc. named therein. (included as Annex C to the proxy statement/ prospectus-information statement forming a part of this registration statement)

99.2	Form of Proxy Card of Valor Communications Group, Inc.*

99.3	Consent of Wachovia Securities*

99.4	Consent of Bear, Stearns & Co. Inc.*

99.5	Opinion of Duff & Phelps, LLC as to the solvency and adequacy of capitalization of Windstream Corporation*

99.6	Consent of Duff & Phelps, LLC*

99.7	Rule 438 Consent of Francis X. Frantz

99.8	Rule 438 Consent of Jeffrey R. Gardner

99.9	Rule 438 Consent of Dennis E. Foster

99.10	Rule 438 Consent of William A. Montgomery

99.11	Rule 438 Consent of Jeffrey T. Hinson

99.12	Rule 438 Consent of Judy K. Jones

99.13	Rule 438 Consent of Frank E. Reed

*	Previously filed.